                                                             EXHIBIT 28(h)(5)(b)
                                                             -------------------

                                  AMENDMENT TO
                              CONSULTING AGREEMENT

     THIS AMENDMENT TO CONSULTING AGREEMENT, dated as of November 1, 2011 (the "Amendment"), is between Lincoln Investment Advisors Corporation ("LIAC"), a Tennessee corporation, and Wilshire Associates Incorporated ("Wilshire"), a California corporation.

     WHEREAS, LIAC has contracted with Wilshire to provide consulting services in respect of certain of the funds within the Lincoln Variable Insurance Products Trust (the "Trust") pursuant to a Consulting Agreement, entered into June 11, 2010 and amended April 29, 2011 (the "Consulting Agreement"); and

     WHEREAS, LIAC desires to retain Wilshire to provide consulting services with respect to additional funds managed by LIAC within the Lincoln Advisors Trust; and

     WHEREAS, Wilshire is willing to serve in such capacity.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Schedule A shall be deleted and replaced with the attached Schedule A to reflect the additional funds that will be subject to the Consulting Agreement.

     2. Section 2(b) of the Consulting Agreement shall be deleted in its entirety and shall be replaced with the following:

     (b) With respect to the LVIP Profile Funds and the Presidential Profile
                             ------------------         --------------------
Funds, Wilshire will provide the Adviser the following information and services
-----
on an annual basis, or more frequently as described below or as may be reasonably requested by the Adviser from time to time:

     (i) on a quarterly basis, recommend asset allocation targets by asset class for each Fund, including the regular aging of the target maturity glide path;

     (ii) on at least an annual basis, provide background on asset allocation and target maturity glide path construction methodology, including providing capital market assumptions that drive asset allocation construction;

     (iii) such other information and reports regarding Wilshire's services to the Adviser that the Adviser may reasonably request; and

     (iv) upon reasonable request of Adviser, attend the Trust's Board of Trustee meetings to provide information related to its services to the Adviser.

     3. All other terms and provisions of the Consulting Agreement not amended herein shall remain in full force and effect.

     4. This Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

LINCOLN INVESTMENT ADVISORS CORPORATION  WILSHIRE ASSOCIATED INCORPORATED


By: /s/ Daniel R. Hayes                  By: /s/ Jamie Ohl
    ----------------------------------       -----------------------------------
Name: Daniel R. Hayes                    Name: Jamie Ohl
Title: President                         Title: President, Wilshire Funds
                                                Management

                                   SCHEDULE A
                      FUNDS SUBJECT TO CONSULTING AGREEMENT

LVIP American Allocation Funds
------------------------------
LVIP American Balanced Allocation Fund
LVIP American Income Allocation Fund
LVIP American Growth Allocation Fund

LVIP Profile Funds
------------------
LVIP Conservative Profile Fund
LVIP Moderate Profile Fund
LVIP Moderately Aggressive Profile Fund
LVIP Protected Profile 2010 Fund
LVIP Protected Profile 2020 Fund
LVIP Protected Profile 2030 Fund
LVIP Protected Profile 2040 Fund
LVIP Protected Profile 2050 Fund

Presidential Profile Funds
--------------------------
Presidential Protected Profile 2010 Fund
Presidential Protected Profile 2020 Fund
Presidential Protected Profile 2030 Fund
Presidential Protected Profile 2040 Fund
Presidential Protected Profile 2050 Fund